UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)
Florida	59-3800845
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
240 Windsor Ridge #36 New Castle, Pennsylvania	16105
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A (d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-174905

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.00001 per share
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-174905), as amended, as filed with the Securities and Exchange Commission on July 27, 2011 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Description
3.1

Articles Amendment to Articles of Incorporation

Filed on June 15, 2011, as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-174905) and incorporated herein by reference.

3.1a	Amended and Restated Articles of Incorporation Filed herewith
3.1b	Articles Amendment to Articles of Incorporation Filed herewith
3.2	By-Laws Filed on June 15, 2011, as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-174905) and incorporated herein by reference.
5.1

Opinion Regarding Legality and Consent of Counsel by Anslow & Jaclin, LLP

Filed on July 27, 2011, as Exhibit 5 to the registrant’s Registration Statement on Form S-1 (File No. 333-174905) and incorporated herein by reference.

10.1

Robert DeAngelis Employment Agreement

Filed on July 27, 2011, as Exhibit 10.1 to the registrant’s amended Registration Statement on Form S-1/A (File No. 333-174905) and incorporated herein by reference

23.1

Consent of Auditor: Independent Auditor's Consent by Webb & Company P.A.

Filed on July 27, 2011, as Exhibit 23 to the registrant’s amended Registration Statement on Form S-1/A (File No. 333-174905) and incorporated herein by reference

23.2	Consent of Counsel (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

REAL ESTATE CONTACTS, INC.

(Registrant)

Date:

November 5, 2012

By:

/s/ Robert DeAngelis
Name: Robert DeAngelis
Position: President
Principal Executive Officer, Principal Financial Officer Principal Accounting Officer and Director